SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2005

     Nortek, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-25505	05-0314991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 751-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 10, 2005, Nortek, Inc.’s ultimate parent company, NTK Holdings, Inc., a newly-formed Delaware corporation and direct parent company of Nortek Holdings, Inc., (“NTK Holdings”), publicly announced plans to conduct an offering of Senior Discount Notes due 2014 (the “Notes”) expected to generate approximately $250 million in gross proceeds. The Notes are expected to be issued and sold in a private Rule 144A offering to institutional investors and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The net proceeds from the offering will be used to pay a dividend to the equity holders of NTK Holdings and to make a distribution to participants in the deferred compensation plan of Nortek Holdings, Inc., including members of management. A copy of this press release is attached as Exhibit 99.1 on this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)       Exhibits

99.1     Press release, dated February 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By:	/s/ Edward J. Cooney

Name: Edward J. Cooney Title: Vice President and Treasurer

Date: February 10, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release, dated February 10, 2005.